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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST
                                       OF
                         LOCAL FINANCIAL CAPITAL TRUST I

      This Certificate of Trust is being executed as of August 17, 1999 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

      The undersigned hereby certifies as follows:

      1. Name. The name of the business trust is "Local Financial Capital Trust I" (the "Trust").

      2. Delaware Trustee. The name and business address of the Delaware trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

      The Bank of New York (Delaware)
      23 White Clay Center
      Route 273
      Newark, Delaware  19711

      3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                             THE BANK OF NEW YORK (DELAWARE),
                                   As Delaware Trustee

                             By: /s/ Walter N. Gitlin
                                 -------------------------------------
                             Name: Walter N. Gitlin
                             Title: Authorized Signatory


                             ADMINISTRATIVE TRUSTEE

                             /s/ Edward A. Townsend
                             ----------------------------------------
                             Name: Edward A. Townsend




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                             ADMINISTRATIVE TRUSTEE

                             /s/ Jan A. Norton
                             -------------------------------------
                             Name:   Jan A. Norton


                             ADMINISTRATIVE TRUSTEE

                             /s/ Richard L. Park
                             -------------------------------------
                             Name: Richard L. Park